UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: November 28, 2008):  November 28, 2008

NEW YORK & COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On November 28, 2008, New York & Company, Inc. (the “Company”) adopted a pre-established stock trading plan in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

The Company’s plan will be effective for a term of approximately twelve months and will allow the Company to repurchase up to 3,000,000 shares of the Company’s common stock in accordance with the pre-established trading plan under Rule 10b5-1.  The plan terminates upon, among other events, when all 3,000,000 shares have been purchased.

The Company previously disclosed that it has been authorized to purchase up to 3,750,000 shares of the Company’s common stock through open market or private transactions including through pre-established trading plans.

The Company’s majority stockholder has indicated that it will enter into a pre-established stock trading plan to purchase up to 3,750,000 shares of the Company’s common stock using the same broker.  The majority stockholder has indicated that it intends to instruct the broker executing the purchases to first fulfill all of the Company’s purchase orders until the Company’s plan is terminated by reason of all shares prescribed thereunder being purchased or otherwise before any of the majority stockholder’s purchase orders are fulfilled.

Purchases, if any, will be made in compliance with Securities and Exchange Commission rules and regulations, subject to market conditions, applicable legal requirements, and other relevant factors.  Neither the Company nor its majority stockholder is obligated to acquire any particular amount of common stock.  Each party may terminate its respective plan at any time.

In addition, on November 28, 2008 certain executive officers of the Company and members of its board of directors plan to separately adopt pre-established stock trading plans in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

Rule 10b5-1 permits the implementation of a written plan for selling or purchasing company stock at times when insiders are not in possession of material, non-public information and allows insiders adopting such plans to purchase or sell shares on a regular basis, regardless of any subsequent material, non-public information they receive or the price of the stock at the time of the sale.

As of November 28, 2008, the Company had approximately 60 million shares of common stock outstanding.

Forward Looking Statements:

This report contains certain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict”, and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to:  (i) the share price of our common stock; (ii) our ability to open and operate stores successfully; (iii) seasonal fluctuations in our business; (iv) our ability to anticipate and respond to fashion trends; (v) general economic conditions, consumer confidence and spending patterns; (vi) our dependence on mall traffic for our sales; (vii) competition in our market, including promotional and pricing competition; (viii) our ability to retain, recruit and train key personnel; (ix) our reliance on third parties to manage some aspects of our business; (x) our reliance on foreign sources of production; (xi) our ability to protect our trademarks and other intellectual property rights; (xii) our ability to maintain, and our reliance on, our information technology infrastructure; (xiii) the effects of government regulation; (xiv) the control of the Company by our sponsors and any potential change of ownership of those sponsors; and (xv) other risks and uncertainties as described in the Company’s documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The statements made herein are made as of the date hereof neither we nor our majority stockholder undertake any obligation to revise the forward looking statements included in this press release to reflect any future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus G. Toal
Date: November 28, 2008	Name:	Sheamus G. Toal
	Title:	Executive Vice President and
Chief Financial Officer